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                                                                    EXHIBIT 10.6



                       ASSUMPTION OF LIABILITIES AGREEMENT

         THIS ASSUMPTION OF LIABILITIES AGREEMENT (this "Assumption of Liabilities Agreement") is made as of this date of September 2, 2003 by and between Landmark American Insurance Company, an insurance company organized and existing under the laws of the State of Oklahoma ("Landmark") and Royal Indemnity Company, an insurance company organized under the laws of the State of Delaware ("RIC"). All capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Stock Purchase Agreement, dated as of June 6, 2003, by and between Guaranty National Insurance Company, an insurance company organized and existing under the laws of the State of Colorado ("Guaranty National") and Alleghany Insurance Holdings LLC, a Delaware limited liability company ("AIHL") (the "Landmark Stock Purchase Agreement").

         WHEREAS, RIC is an affiliate of Guaranty National;

         WHEREAS, pursuant to an Assignment and Assumption Agreement, dated as of July 1, 2003, by and between AIHL and Underwriters Reinsurance Company, a property and casualty insurance company organized under the laws of the state of New Hampshire, AIHL assigned, and Underwriters Reinsurance Company assumed, all of the rights and obligations of AIHL under the Landmark Stock Purchase Agreement;

         WHEREAS, effective as of August 18, 2003, the name of Underwriters Reinsurance Company was changed to RSUI Indemnity Company;

         WHEREAS, pursuant to the Landmark Stock Purchase Agreement, RIC and Landmark are entering into this Assumption of Liabilities Agreement, pursuant to which RIC is assuming all of the liabilities and obligations of Landmark as of the Closing Date, other than certain excluded liabilities;

         WHEREAS, in connection with the transactions contemplated by the Landmark Stock Purchase Agreement and the other Landmark Ancillary Documents and pursuant thereto, among other things, RIC has agreed to execute this Assumption of Liabilities Agreement and to pay, perform and discharge all of the Assumed Liabilities (as such term is defined below) as partial consideration for the contemplated transactions; and

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Assumption of Liabilities. Subject to the terms and conditions of this Assumption of Liabilities Agreement, RIC hereby agrees to assume, pay, perform and discharge all debts, obligations and liabilities, contracts and obligations of every kind,

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character or description of Landmark, whether known or unknown, accrued, absolute, contingent or otherwise existing as of the Closing Date, other than those liabilities and obligations arising out of, or relating to: (i) the Reinsured Liabilities as such term is defined in the RIC (Landmark) Quota Share Reinsurance Agreement, dated______, 2003, between RIC and Landmark, and (ii) the Company Insurance Contracts, as such term is defined in the Landmark Stock Purchase Agreement and (iii) Excluded Liabilities as such term is defined in the Landmark Quota Share Reinsurance Agreement, dated July 1, 2003, between Landmark and Underwriters Reinsurance Company (now known as RSUI Indemnity Company) (all of such assumed liabilities, after exclusion of the liabilities described in the preceding clauses (i), (ii) and (iii), being hereinafter referred to as the "Assumed Liabilities");

2. Indemnification. Without limitation of the indemnification obligations of GNIC and affiliates of GNIC under the Landmark Stock Purchase Agreement and the Landmark Ancillary Agreements (as defined in the Landmark Stock Purchase Agreement), RIC hereby agrees to indemnify and hold Landmark harmless from and against any and all obligations, costs, expenses, interests or overdue charges, fees, claims, damages, judgments, penalties, deficiencies, taxes or liabilities of whatever kind or nature imposed on, sustained or incurred by Landmark, to the extent they arise out of or relate to the Assumed Liabilities, including, without limitation, attorneys', accountants' and other investigatory fees and out-of-pocket expenses, actually expended or incurred by Landmark (which costs shall not include any expenses associated with salaries or overhead related to employees of Landmark).

3. Certain Rights. This assumption by RIC of the Assumed Liabilities shall not be construed to defeat, impair or limit in any way any rights or remedies of RIC to contest or dispute the validity or amount thereof. Nothing contained in this Assumption of Liabilities Agreement shall require RIC to pay, perform or discharge any liability, debt or obligation so long as RIC in good faith contests or causes to be contested the amount or validity thereof.

4. Further Assurances. Upon request from Landmark from time to time, RIC shall execute and deliver all documents and do all other reasonable acts that may be reasonably necessary to carry out and effectuate the intent and purpose of this Assumption of Liabilities Agreement. Upon request from RIC time to time, Landmark shall execute and deliver all documents and do all other reasonable acts that may be reasonably necessary to carry out and effectuate the intent and purposes of this Assumption of Liabilities Agreement.

5. Power of Attorney. Landmark on behalf of itself and its successors, hereby irrevocably appoints RIC and its designated officers and directors as the true and lawful attorney of Landmark to handle, satisfy and/or dispute the Assumed Liabilities as well as to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such assurances or documents, and to promptly perform, or cause to be performed, such further acts or deeds, which, in the reasonable discretion of said attorney may be necessary, desirable or expedient for the purpose of transferring to RIC the

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Assumed Liabilities. Such power of attorney, being coupled with an interest, shall not be revoked by the dissolution of Landmark and may be exercised in the name and on behalf of RIC.

6. Amendment, Modification and Waiver. This Assumption of Liabilities Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7. Entire Agreement. This Assumption of Liabilities Agreement (together with the other agreements, documents and instruments delivered in connection herewith), the Landmark Stock Purchase Agreement, and the Landmark Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

8. Governing Law. This Assumption of Liabilities Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9. Severability. Any term or provision of this Assumption of Liabilities Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Assumption of Liabilities Agreement or affecting the validity or enforceability of any of the terms or provisions of this Assumption of Liabilities Agreement in any other jurisdiction. If any provision of this Assumption of Liabilities Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

10. Counterparts. This Assumption of Liabilities Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

11. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purposes of enforcing this Assumption of Liabilities Agreement. The parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Chancery Court of the State of Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of

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such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment

12. Parties in Interest. This Assumption of Liabilities Agreement shall be binding upon Landmark, RIC and their respective successors and permitted assigns. Nothing in this Assumption of Liabilities Agreement, express or implied, is intended to confer upon any Person other than Landmark or RIC or their successors or permitted assigns, any rights or remedies under or by reason of this Assumption of Liabilities Agreement.

13. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Assumption of Liabilities Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Assumption of Liabilities Agreement without the necessity of posting a bond or other form of security pending the outcome of any arbitration. In the event that any action should be brought in equity to enforce any of the provisions of this Assumption of Liabilities Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

14. Descriptive Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Assumption of Liabilities Agreement.

15. Expenses. Unless otherwise specifically provided herein, all costs and expenses incurred in connection with this Assumption of Liabilities Agreement shall be paid by the party incurring such cost or expense.

16. Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (which is confirmed), by courier (delivery of which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties to this Assumption of Liabilities Agreement as follows:

                  If to RIC:

                           Laura S. Lawrence, Esq.
                           General Counsel
                           Royal Group, Inc.
                           9300 Arrowpoint Blvd.
                           Charlotte, NC 28273

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                           Telephone No.: (704) 522-2851
                           Facsimile No.: (704) 522-2313

                  with a copy to (which shall not constitute notice to RIC for purposes of this Paragraph 16.):

                           Robert J. Sullivan, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Telephone No.: 212-735-2930
                           Facsimile No.: 212-735-2000

                  If to Landmark:

                           David E. Leonard
                           Executive Vice President
                           Landmark American Insurance Company
                           945 East Paces Ferry Road
                           Atlanta, Georgia 30326
                           Telephone No.: (404) 760-4982
                           Facsimile No.: (404) 264-7233

                  with copies to (which shall not constitute notice to Landmark for purposes of this Paragraph 16.):

                           Robert M. Hart, Esq.
                           General Counsel
                           Alleghany Corporation
                           375 Park Avenue
                           Suite 3201
                           New York, New York 10152
                           Telephone No.: (212) 752-1356
                           Facsimile No.: (212) 759-8149

                           and

                           Aileen C. Meehan, Esq.
                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Telephone No.: (212) 259-8000
                           Facsimile No.: (212) 259-6333

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the

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provision of notice pursuant to this Paragraph 16 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

17. Interpretation. (a) When a reference is made in this Assumption of Liabilities Agreement to a Paragraph, such reference shall be to a paragraph of this Assumption of Liabilities Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include", "includes" or "including" are used in this Assumption of Liabilities Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Assumption of Liabilities Agreement as a whole and not to any particular provision of this Assumption of Liabilities Agreement. The meaning assigned to each term used in this Assumption of Liabilities Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

         (b) The parties have participated jointly in the negotiation and drafting of this Assumption of Liabilities Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Assumption of Liabilities Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Assumption of Liabilities Agreement.

18. Confidentiality. Each party hereto will hold, and will use its reasonable best efforts to cause its Affiliates, and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliates or representatives), except with the prior written consent of the other party or unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Assumption of Liabilities Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of Applicable Law or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, this Assumption of Liabilities Agreement, the terms and conditions hereof and thereof, and all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection or with transactions contemplated hereby or thereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be duly executed in its name by an authorized representative as of the date set forth above.

                                         ROYAL INDEMNITY COMPANY

                                         By: /s/ Roderick P. Hoover, Jr.
                                             ---------------------------
                                             Name:  Roderick P. Hoover, Jr.
                                             Title: Vice President

                                         LANDMARK AMERICAN INSURANCE COMPANY

                                         By: /s/ David E. Leonard
                                             ---------------------------
                                             Name:  David E. Leonard
                                             Title: Executive Vice President